Exhibit 99.1

Erasca Reports Third Quarter 2025 Business Updates and Financial Results

U.S. composition of matter patent protection through 2043 for potential best-in-class pan-RAS molecular glue ERAS-0015

Strengthened scientific leadership with promotion of Robert Shoemaker, Ph.D., to chief scientific officer

Initial Phase 1 monotherapy data for ERAS-0015 and pan-KRAS inhibitor ERAS-4001 expected in 2026

Robust balance sheet with cash, cash equivalents, and marketable securities of $362 million as of September 30, 2025 is expected to fund operations into H2 2028

SAN DIEGO, November 12, 2025 (GLOBE NEWSWIRE) -- Erasca, Inc. (Nasdaq: ERAS), a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers, today provided business updates and reported financial results for the fiscal quarter ended September 30, 2025.

“Our RAS-targeting franchise continues to advance rapidly, with multiple important clinical milestones approaching,” said Jonathan E. Lim, M.D., Erasca’s chairman, CEO, and co-founder. “A U.S. patent was issued that covers the composition of matter for our potential best-in-class pan-RAS molecular glue ERAS-0015, the first of several patents we anticipate may be issued, which would strengthen the intellectual property surrounding our differentiated RAS portfolio. We also reinforced our scientific leadership with the promotion of Robert Shoemaker, Ph.D., to chief scientific officer. As a core member of Erasca’s founding team, Robert has been instrumental in shaping our research strategy since company inception.”

Dr. Lim continued, “Clinical development of ERAS-0015 and our potential best-in-class pan-KRAS inhibitor ERAS-4001 is on track, with initial Phase 1 monotherapy data for both ERAS-0015 and ERAS-4001 expected in 2026. With a strong balance sheet and a cash runway into the second half of 2028, we are well-positioned to drive our programs forward and deliver new therapeutic options with the potential to address high unmet needs of patients with RAS-driven cancers.”

Research and Development (R&D) Highlights

U.S. Composition of Matter Patent Issued for ERAS-0015: In November 2025, Erasca announced that the U.S. Patent and Trademark Office issued patent No. 12,458,647 covering the composition of matter for potentially best-in-class pan-RAS molecular glue ERAS-0015 and related compositions until September 2043, absent any patent term adjustments or extensions.

Corporate Highlights

Strengthened Scientific Leadership: In November 2025, Erasca promoted Robert Shoemaker, Ph.D., previously Erasca’s senior vice president of research, to chief scientific officer.

Key Upcoming Milestones

•
AURORAS-1: Phase 1 trial for ERAS-0015 (pan-RAS molecular glue) in patients with RAS-mutant solid tumors
o
Initial Phase 1 monotherapy data expected in 2026
•
BOREALIS-1: Phase 1 trial for ERAS-4001 (pan-KRAS inhibitor) in patients with KRAS-mutant solid tumors
o
Initial Phase 1 monotherapy data expected in 2026

Third Quarter 2025 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $362.4 million as of September 30, 2025, compared to $440.5 million as of December 31, 2024. Erasca expects its cash, cash equivalents, and marketable securities balance to fund operations into the second half of 2028.

Research and Development (R&D) Expenses: R&D expenses were $22.5 million for the quarter ended September 30, 2025, compared to $27.6 million for the quarter ended September 30, 2024. The decrease was primarily driven by decreases in expenses incurred in connection with clinical trials, preclinical studies, discovery activities, outsourced services, and consulting fees.

General and Administrative (G&A) Expenses: G&A expenses were $10.1 million for the quarter ended September 30, 2025, compared to $9.6 million for the quarter ended September 30, 2024. The increase was primarily driven by increases in legal fees and personnel costs, including stock-based compensation expense.

Net Loss: Net loss was $30.6 million, or $(0.11) per basic and diluted share, for the quarter ended September 30, 2025, compared to $31.2 million, or $(0.11) per basic and diluted share, for the quarter ended September 30, 2024.

About Erasca
At Erasca, our name is our mission: To erase cancer. We are a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers. Our company was co-founded by leading pioneers in precision oncology and RAS targeting to create novel therapies and combination regimens designed to comprehensively shut down the RAS/MAPK pathway for the treatment of patients with cancer. We believe our team’s capabilities and experience, further guided by our scientific advisory board which includes the world’s leading experts in the RAS/MAPK pathway, uniquely position us to achieve our bold mission of erasing cancer.

Cautionary Note Regarding Forward-Looking Statements

Erasca cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: statements relating to our intellectual property portfolio, including the future granting of patents and the anticipated periods of time until such patents expire, and the related implications for us; our expectations regarding the potential therapeutic benefits and potential patient population for each of our product candidates, including ERAS-0015 and ERAS-4001; the planned advancement of our development pipeline, including the anticipated timing of data readouts for the AURORAS-1 and BOREALIS-1 trials; our ability to advance our differentiated approaches against RAS-driven tumors and the potential benefit of our product candidates for patients with RAS-driven tumors; and the sufficiency of our cash, cash equivalents, and marketable securities to fund operations into the second half of 2028. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our approach to the discovery and development of product candidates based on our singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; results from preclinical studies or early clinical trials not necessarily being predictive of future results; our assumptions around which programs may have a higher probability of success may not be accurate, and we may expend our limited resources to pursue a particular product candidate and/or indication and fail to capitalize on product candidates or indications with greater development or commercial potential; potential delays in the commencement, enrollment, data readout, and completion of clinical trials and preclinical studies; our dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; we may be unable to secure partnerships or other strategic collaborations for naporafenib on acceptable terms or at all; the inability to realize any benefits from our current licenses, acquisitions, and collaborations, and any future licenses, acquisitions, or collaborations, and our ability to fulfill our obligations under such arrangements; regulatory developments in the United States and foreign countries; our ability to obtain and maintain intellectual property protection for our product candidates and maintain our rights under intellectual property licenses; our ability to fund our operating plans with our current cash, cash equivalents, and marketable securities; we may use our capital resources sooner than we expect; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Erasca, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	September 30,	December 31,
	2025	2024
Balance Sheet Data:
Cash, cash equivalents, and marketable securities	$362,382	$440,473
Working capital	271,213	277,398
Total assets	420,401	502,526
Accumulated deficit	(863,117)	(767,663)
Total stockholders’ equity	347,886	423,499

Erasca, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Operating expenses:
Research and development	$22,474	$27,631	$69,613	$89,237
In-process research and development	2,000	—	9,500	22,500
General and administrative	10,072	9,611	29,188	32,138
Total operating expenses	34,546	37,242	108,301	143,875
Loss from operations	(34,546)	(37,242)	(108,301)	(143,875)
Other income (expense)
Interest income	3,971	5,869	13,041	14,810
Other (expense) income, net	(37)	173	(194)	(353)
Total other income (expense), net	3,934	6,042	12,847	14,457
Net loss	$(30,612)	$(31,200)	$(95,454)	$(129,418)
Net loss per share, basic and diluted	$(0.11)	$(0.11)	$(0.34)	$(0.60)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	283,681,570	282,384,964	283,434,073	217,355,959
Other comprehensive income (loss):
Unrealized gain on marketable securities, net	234	2,021	244	1,748
Comprehensive loss	$(30,378)	$(29,179)	$(95,210)	$(127,670)

Contact:
Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

Source: Erasca, Inc.